Exhibit 99

FOR IMMEDIATE RELEASE

Landmark Land Company, Inc. Declares $.025 Dividend

Upper Marlboro, MD., November 7, 2007 --- The Board of Directors of Landmark Land Company, Inc. (OTC:LLND) on November 6, 2007 declared a dividend of $.025 per share of the company's common stock to shareholders of record at the close of business on November 22, 2007.  The dividend payment shall be payable on December 3, 2007.

Landmark Land Company, Inc. owns and manages for others interests in real estate and golf-oriented real estate developments in the U.S. and Europe.

Forward-Looking Statement Safe Harbor

The statements made in this press release that are not historical facts contain "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, the effect of economic and business conditions, the ability to obtain additional capital or a viable merger candidate in order to develop the existing real estate and other risks detailed from time to time in our SEC reports.  We assume no obligation to update the information in this press release.

CONTACT:	Gerald G. Barton
Chairman
Chief Executive Officer
Landmark Land Company, Inc.
2817 Crain Highway
Upper Marlboro, Maryland 20774
(301) 574-3330